UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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National Instruments Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 9, 2006

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of National Instruments Corporation, a Delaware corporation (the “Company”), will be held on May 9, 2006, at 9:00 a.m. local time, at the Company’s principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas, 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

    1.        To elect three directors to the Board of Directors for a term of three years.

    2.        To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 13, 2006, are entitled to receive notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Stockholders attending the meeting may vote in person even if they have returned a proxy. However, if you have returned a proxy and wish to vote at the meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously returned and instead vote in person at the meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,
David G. Hugley Secretary

Austin, Texas
April 3, 2006

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of National Instruments Corporation, a Delaware corporation (the “Company”), for use at its 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 9, 2006, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. The Company’s telephone number is (512) 338-9119.

        These proxy solicitation materials were mailed on or about April 3, 2006 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

        Stockholders of record at the close of business on March 13, 2006 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 79,188,375 shares of the Company’s common stock, $.01 par value, were issued and outstanding.

Voting and Solicitation

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected.

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or by completing, signing and mailing the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

        Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors).

        While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. A broker non-vote will not affect the outcome of the voting on Proposal One.

Revocability of Proxies

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of the Company or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

        Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the annual meeting of stockholders to be held in 2007 by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of stockholders to be held in 2007, stockholder proposals must be received by the Secretary of the Company no later than December 4, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        In addition, the Company’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in the Company’s proxy statement. For director nominations or other business to be properly brought before the Company’s 2007 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of the Company at the Company’s principal executive office no later than February 2, 2007 and no earlier than January 3, 2007. If the date of the Company’s 2007 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2006 Annual Meeting, your notice of a proposal will be timely if it is received by the Company by the close of business on the tenth day following the day the Company publicly announces the date of the 2007 annual meeting.

        The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2007 annual meeting.

        A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 N. Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        The Company’s Board of Directors is divided into three classes, with the term of office of one class expiring each year. The Company currently has seven directors, two directors in Class I, two directors in Class II, and three directors in Class III. The terms of office of Class III directors Ben G. Streetman, R. Gary Daniels and Duy-Loan T. Le will expire at the 2006 Annual Meeting. Dr. Streetman, Mr. Daniels and Ms. Le will stand for re-election to the Board of Directors at the 2006 annual meeting. The terms of office of Class I directors James J. Truchard and Charles J. Roesslein will expire at the 2007 annual meeting. The terms of office of Class II directors Jeffrey L. Kodosky and Donald M. Carlton will expire at the 2008 annual meeting. After the election at the 2006 Annual Meeting, there will be seven directors, with two directors in two classes and three directors in one class. The Board of Directors has determined the each of Mr. Roesslein, Dr. Carlton, Dr. Streetman, Mr. Daniels, and Ms. Le is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Vote Required

        The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by the Company’s Certificate of Incorporation.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees for Election at the Annual Meeting

        The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the three directors set forth in the table below for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Ben G. Streetman (1) (2) (3)	66	Director; Dean, College of Engineering at The University of Texas at Austin (“UT Austin”)	1997
R. Gary Daniels (1) (2) (3)	68	Director; Former Senior Vice President and General Manager of the Microcontroller Technologies Group, Motorola, Inc.	1999
Duy-Loan T. Le (2) (3)	43	Director; Senior Fellow of Texas Instruments, Inc.	2002

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nomination and Governance Committee

        Ben G. Streetman, PhD, has been a member of the Company’s Board of Directors since 1997. He is the Dean of the College of Engineering at UT Austin, as well as Professor of Electrical and Computer Engineering, Dula D. Cockrell Centennial Chair in Engineering, and Henry E. Singleton Research Fellow at IC2 Institute. From 1984 to 1996, Dr. Streetman served as Director of the Microelectronics Research Center at UT Austin. Dr. Streetman received his bachelor’s degree, master’s degree, and PhD in Electrical Engineering, all from UT Austin. Dr. Streetman is currently a director of Zix Corporation (formerly CustomTracks Corporation).

        R. Gary Daniels has been a member of the Company’s Board of Directors since 1999. Mr. Daniels retired in 1997 from his position as Senior Vice President and General Manager of the Microcontroller Technologies Group of Motorola, Inc. after a 32 year career with Motorola. Mr. Daniels has a bachelor’s degree in Electrical Engineering from the University of New Mexico.

        Duy-Loan T. Le has been a member of the Company’s Board of Directors since September 2002. During her continuing 20-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow. Since 2000, she has been Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm, 90nm, 65nm, and 42nm. Ms. Le has been awarded 21 patents and has 8 pending applications. She holds a bachelor’s degree in Electrical Engineering from UT Austin and a master’s degree in Business Administration from the University of Houston.

Incumbent Directors Whose Terms of Office Continue After the Annual Meeting

        The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, position with the Company and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
James J. Truchard	62	Chairman of the Board of Directors and President of the Company	1976
Charles J. Roesslein (1) (2) (3)	57	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000
Jeffrey L. Kodosky	56	Director; Fellow of the Company	1976
Donald M. Carlton (1) (3)	68	Director; Former President and Chief Executive Officer of Radian International LLC	1994

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nomination and Governance Committee

        James J. Truchard, PhD, co-founded the Company in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard worked at Applied Research Laboratories (“ARL”), UT Austin as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

        Charles J. Roesslein has been a member of the Company’s Board of Directors since July 2000. From 2004 to 2005, he served as Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of the following publicly traded companies: Atlantic Tele-Network, Inc. and Quovadx Inc.

        Jeffrey L. Kodosky co-founded the Company in 1976 and has been a member of the Company’s Board of Directors since that time. He was appointed Vice President of the Company in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000 he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at the Acoustical Measurements Division at ARL, UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

        Donald M. Carlton, PhD, has been a member of the Company’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: American Electric Power, Trustee of Legg Mason Mutual Funds (26 Funds), and Temple-Inland, Inc.

        There is no family relationship between any director or officer of the Company.

Security Ownership

        The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of the Company’s common stock, (ii) by each of the executive officers named in the table under “Executive Compensation - Summary Compensation Table,” (iii) by each director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	18,234,606	(3)	23.0%
Jeffrey L. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	4,734,033	(4)	6.0%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	5,931,250	(5)	7.5%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,238,292	(6)	5.4%
Neuberger Berman Inc. 605 Third Avenue New York, New York	4,069,601	(7)	5.1%
R. Gary Daniels	23,477	(8)	*
Ben G. Streetman	91,145	(9)	*
Donald M. Carlton	78,806	(10)	*
Charles J. Roesslein	46,461	(11)	*
Duy-Loan T. Le	27,958	(12)	*
Peter Zogas, Jr	180,508	(13)	*
Timothy R. Dehne	161,171	(14)	*
Alexander M. Davern	161,321	(15)	*
John Graff	150,856	(16)	*
All executive officers and directors as a group (15 persons)	24,179,877	(17)	30.5%

* Represents less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 79,188,375 shares of common stock outstanding on March 13, 2006 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 13, 2006, including shares issuable upon the exercise of options.

(3)	Includes 1,416,375 shares held by a trust for which Dr. Truchard is the trustee and 126,190 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	Includes an aggregate of 1,433,148 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 471,903 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 160,650 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 13,500 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 90,051 shares held in 20 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 1,282,391 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 4,734,033 shares.)

(5)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 10, 2006, reflecting beneficial ownership as of December 31, 2005. The Schedule 13G/A states that Capital Research and Management Company has sole investment power with respect to 5,931,250 shares of common stock, sole voting power with respect to 3,681,250 shares of common stock and no shared voting power.

(6)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2006, reflecting beneficial ownership as of December 31, 2005. The Schedule 13G/A states that FMR Corp. has sole voting power with respect to 668,383 shares of common stock and sole investment power with respect to 4,238,292 shares of common stock and no shared voting power.

(7)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2006, reflecting beneficial ownership as of December 31, 2005. The Schedule 13G/A states that Neuberger Berman Inc. has sole voting power with respect to 570,445 shares of common stock, no sole investment power, shared voting power with respect to 3,094,988 shares of common stock, and shared investment power with respect to 4,069,601.

(8)	Includes 18,791 shares subject to options exercisable and 1,667 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(9)	Includes 87,791 shares subject to options exercisable and 1,667 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(10)	Includes 70,916 shares subject to options exercisable and 1,667 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(11)	Includes 41,291 shares subject to options exercisable and 1,667 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006, and includes an aggregate of 2,000 shares held in two UMGA accounts for the benefit of Mr. Roesslein’s children for which Mr. Roesslein is the custodian.

(12)	Includes 26,291 shares subject to options exercisable and 1,667 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(13)	Includes 112,452 shares subject to options exercisable and 2,339 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(14)	Includes 98,947 shares subject to options exercisable and 2,339 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(15)	Includes 155,226 shares subject to options exercisable and 2,339 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(16)	Includes 90,527 shares subject to options exercisable and 1,170 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

(17)	Includes 906,781 shares subject to options exercisable and 21,602 shares subject to restricted stock units which vest on or within 60 days of March 13, 2006.

Board Meetings and Committees

        The Board of Directors of the Company held a total of 11 meetings during 2005. During 2005, the Board of Directors had a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

        No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Company encourages, but does not require, its board members to attend the Company’s annual stockholders meeting. In 2005, all seven directors attended the Company’s annual stockholders meeting. The Company plans to schedule future annual meetings so that at least a majority of its directors can attend the annual meeting.

        Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building B, Austin, Texas 78759, attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by the Company’s general counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

         Audit Committee

        The Audit Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein, met 11 times during 2005. The Audit Committee appoints, compensates, retains and oversees the engagement of the Company’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of the Company’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to the Company, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews the Company’s compliance with matters relating to antitrust, environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for Company employees to submit concerns regarding such matters on a confidential and anonymous basis. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules.

         Compensation Committee

        The Compensation Committee, which currently consists of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met 10 times during 2005. The Compensation Committee evaluates the performance of the Company’s executive officers and sets the level of compensation of the Company’s executive officers and advises management with respect to compensation levels for employees. The Compensation Committee also administers the Company’s 2005 Incentive Plan, Employee Stock Purchase Plan and 1994 Amended and Restated Incentive Plan.

         Nomination and Governance Committee

        The Nomination and Governance Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels, Charles Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met 3 times during 2005. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairmen, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on the Company’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Board Compensation

        Non-employee directors are paid a $20,000 annual retainer, with the Audit Committee Chair being paid an additional $5,000 annual retainer, $1,500 for each Board meeting attended in person, $1,000 for each committee meeting attended in person, $150 for each Board or committee meeting attended telephonically, $3,000 for overnight retreats and reimbursement of out-of-town travel expenses. Under the 2005 Incentive Plan, non-employee directors do not receive automatic annual restricted stock unit grants, but are eligible to receive discretionary restricted stock unit grants. In 2005, each non-employee director received a grant of 5,001 restricted stock units. Prior to 2005, non-employee directors received stock option grants under the terms of the Company’s Amended and Restated 1994 Incentive Plan. Non-employee directors may still exercise options previously granted to them under the Company’s Amended and Restated 1994 Incentive Plan. Employee directors of the Company do not receive any additional compensation for services provided as a director.

Executive Officers

        The following sets forth information concerning the persons currently serving as executive officers of the Company as of the Record Date, including information as to each executive officer’s age, position with the Company and business experience. Officers of the Company serve at the discretion of the Board and are appointed annually.

Name of Executive Officer	Age	Position
James J. Truchard	62	Chairman of the Board of Directors and President
Timothy R. Dehne	40	Senior Vice President, Research and Development
Peter Zogas, Jr	45	Senior Vice President, Sales and Marketing
Alexander M. Davern	39	Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer
Mark A. Finger	48	Vice President, Human Resources
John M. Graff	41	Vice President, Marketing, Customer Operations and Investor Relations
Raymond C. Almgren	40	Vice President, Product Marketing and Academic Relations
David G. Hugley	42	Vice President and General Counsel; Secretary
Robert R. Porterfield	39	Vice President, Manufacturing

        See “Election of Directors” for additional information with respect to Dr. Truchard.

        Timothy R. Dehne joined the Company in 1987 and currently serves as Senior Vice President, Research and Development. He previously served as the Company’s Vice President, Engineering from November 1998 to December 2002; as Vice President, Marketing from January 1995 to October 1998; and as Vice President, Strategic Marketing from May 1994 to December 1994. His earlier positions with the Company include Strategic Marketing Manager, GPIB Marketing Manager, GPIB Product Manager, and Applications Engineer. Mr. Dehne received his bachelor’s degree in Electrical Engineering from Rice University.

        Peter Zogas, Jr. joined the Company in 1985 and currently serves as Senior Vice President, Sales and Marketing. He previously served as the Company’s Vice President, Sales from July 1996 to December 2002. His earlier positions with the Company include National Sales Manager, Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining the Company, Mr. Zogas worked as an engineer at TI and, prior to that, at AT&T. Mr. Zogas received his bachelor’s degree in Electrical Engineering from Drexel University.

        Alexander M. Davern joined the Company in February 1994 and currently serves as Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer. He previously served as the Company’s Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining the Company, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Business Administration and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is currently a director of SigmaTel, Inc., a publicly traded company.

        Mark A. Finger joined the Company in August 1995 as Director of Human Resources and became Vice President, Human Resources in December 1996. Prior to joining the Company, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc. (collectively, “Rosemount”) from 1981 to 1995 (both of which are process management companies). His positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist, and Staffing Specialist. Mr. Finger received his bachelor’s degree in Marketing from St. Cloud University.

        John M. Graff joined the Company in June 1987 and currently serves as Vice President, Marketing, Customer Operations and Investor Relations. He previously served as the Company’s Vice President, Marketing from June 1999 to December 2002 and as Acting Vice President, Marketing from November 1998 to May 1999. His earlier positions with the Company include Director, Corporate Marketing, Corporate Marketing Manager, Product Marketing Manager, and Applications Engineer. Mr. Graff received his bachelor’s degree in Electrical Engineering from UT Austin.

        Raymond C. Almgren joined the Company in June 1987 and currently serves as Vice President, Product Marketing and Academic Relations. He previously served as the Company’s Vice President, Product Strategy from September 2001 to December 2002. His earlier positions with the Company include Director of Engineering, Director of Marketing, Product Manager, and Applications Engineer. Mr. Almgren received his bachelor’s degree in Electrical Engineering from UT Austin.

        David G. Hugley joined the Company in 1991 as General Counsel, was appointed Secretary of the Company in 1996, and became Vice President in January 2003. Mr. Hugley received his bachelor’s degree in Business Administration and JD from UT Austin and is a licensed attorney in Texas.

        Robert R. Porterfield joined the Company in April 1993 and currently serves as Vice President, Manufacturing. His earlier positions with the Company include Director of International Operations and Global Supply Chain, Director of International Operations and Global Planning, Planning Manager, Materials Manager and Warehousing Supervisor. Mr. Porterfield received his bachelor’s degree in Aerospace Engineering from Auburn University and a master’s degree in Business Administration from the UT Austin.

Executive Compensation

        Summary Compensation Table. The following table shows the compensation paid by the Company during the years ended December 31, 2005, 2004, and 2003 to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)		Restricted Stock Awards ($) (2)	Awards Securities Underlying Options (# of Shares)	All Other Compensation(3)
Dr. James J. Truchard	2005	$200,000		$13,600		—	—	$6,240
Chairman of the Board and President	2004	200,000		29,400		—	—	6,650
	2003	198,250		12,292		—	—	6,431
Alexander M. Davern	2005	257,500		79,760	(4)	$440,800	—	6,737
Chief Financial Officer; Senior	2004	242,500		36,648	(5)	—	20,000	6,456
Vice President, IT and	2003	216,667		13,433		—	12,000	5,998
Manufacturing Operations; Treasurer
Timothy R. Dehne	2005	246,250		80,465	(6)	440,800	—	7,296
Senior Vice President, Research and	2004	227,500		34,643	(7)	—	20,000	6,894
Development	2003	208,750		12,943		—	12,000	6,442
Peter Zogas, Jr	2005	240,078	(8)	67,005	(9)	440,800	—	7,288
Senior Vice President, Sales and	2004	233,551	(10)	34,332		—	20,000	6,894
Marketing	2003	210,098	(11)	13,026		—	12,000	6,254
John M. Graff	2005	212,500		51,350	(12)	220,400	—	6,630
Vice President, Marketing, Customer	2004	197,500		30,033	(13)	—	10,000	6,344
Operations and Investor Relations	2003	180,833		12,212	(13)	—	7,500	5,893

(1)	Bonus amounts for 2005, 2004, and 2003 include bonus amounts paid in 2006, 2005, and 2004, respectively, for services rendered in 2005, 2004, and 2003, respectively.

(2)	The amounts shown are the cumulative value based on a fair market value of $22.04, which was the closing price of the Company’s common stock on May 10, 2005, the date of grant, as reported by the Nasdaq National Market. These restricted stock units have a vesting term of ten years and vest as to 1/10th of the shares per year on the anniversary of the vesting commencement date which was May 1, 2005, subject to acceleration based upon Company financial performance. All restricted stock units were granted to the executive officers by the Compensation Committee in the amounts listed below.

The aggregate share amount and dollar value of the restricted stock units held by the Named Executive Officers based on a fair market value of $32.05, which was the closing price of the Company’s common stock on December 30, 2005, as reported by the Nasdaq National Market is shown below:

	Number of Restricted Stock Units	Value
Dr. James J. Truchard	—	—
Alexander M. Davern	20,000	$641,000
Timothy R. Dehne	20,000	641,000
Peter Zogas, Jr	20,000	641,000
John M. Graff	10,000	320,500

(3)	Represents Company contributions to the Company’s 401(k) plan on behalf of the Named Executive Officers and the full dollar value of premiums paid by the Company for term life insurance on behalf of the Named Executive Officers for 2005, 2004, and 2003.

(4)	Includes a $62,250 Annual Incentive Plan bonus.

(5)	Includes a $1,000 anniversary bonus.

(6)	Includes a $2,000 incentive bonus and a $61,720 Annual Incentive Plan bonus.

(7)	Includes a $1,000 anniversary bonus and $200 engineering excellence award.

(8)	Includes $46,078 in commission.

(9)	Includes a $1,000 anniversary bonus and a $49,680 Annual Incentive Plan bonus.

(10)	Includes $61,901 in commission.

(11)	Includes $46,078 in commission.

(12)	Includes a $36,900 Annual Incentive Plan bonus.

(13)	Includes a $1,000 incentive bonus.

        Option Grants in Last Fiscal Year. There were no options granted to the Named Executive Officers during 2005, although certain of the Named Executive Officers received grants of restricted stock units, as shown in the Summary Compensation Table.

        Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the Named Executive Officers, the value realized for options exercised during 2005 and the year-end value of unexercised options under the Amended and Restated 1994 Incentive Plan.

			Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End (1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. James J. Truchard	—	—	—	—	—	—
Alexander M. Davern	1,897	$ 31,202	144,886	92,267	$1,089,676	$329,631
Timothy R. Dehne	30,000	631,623	93,999	62,508	1,322,928	507,598
Peter Zogas, Jr	37,800	795,845	107,506	62,506	1,569,053	249,989
John M. Graff	20,000	435,282	107,498	41,473	1,715,003	515,206

(1)	Based on a fair market value of $32.05, which was the closing price of the Company’s common stock on December 30, 2005, as reported by the Nasdaq National Market.

        Long-Term Incentive Plan Awards in Last Fiscal Year. Effective January 1, 2004, the Compensation Committee established the Long-Term Incentive Program (“LTIP”). The objectives of the LTIP are to motivate and reward the Company’s key executives to produce results that increase stockholder value. The incentive cash bonuses awarded under this program are calculated based upon (i) a percentage of a participant’s annualized salary on the effective date of the participant’s participation in the program and (ii) the compound annual revenue growth rate (“CAGR”) and average operating profit of the Company during the performance period. At the end of the performance period, the exact percentage of a participant’s annualized salary to be applied for determining each participant’s targeted cash bonus will range from 0% to 333% based upon the extent to which performance goals are achieved. No incentive cash bonus will be paid at the end of the five-year performance period if the CAGR or operating profit of the Company during the performance period is less than 10%.

        Because the amount of an executive’s LTIP cash bonus is dependent upon the satisfaction of CAGR and operating profit over a five-year period, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. The following table sets forth the hypothetical amounts that would be payable to each of the Named Executive Officers under the LTIP.

	Performances or Other Period Until Maturation	Estimated Future Payouts under Non-Stock Price-Based Plans
Name	or Payout	Threshold(1)	Target(2)	Maximum(3)
Dr. James J. Truchard	5 years (ending 12/31/2008)	$ 56,000	1-3x base salary	$666,000
Alexander M. Davern	5 years (ending 12/31/2008)	$ 67,200	1-3x base salary	$799,200
Timothy R. Dehne	5 years (ending 12/31/2008)	$ 63,000	1-3x base salary	$749,250
Peter Zogas, Jr	5 years (ending 12/31/2008)	$ 64,400	1-3x base salary + targeted commission	$765,900
John M. Graff	5 years (ending 12/31/2008)	$ 54,600	1-3x base salary	$649,350

(1)	If the Company achieves at least 10% CAGR and 10% average operating profit over the term of the performance period, then LTIP participants will earn a cash bonus equal to approximately 28% of participant’s annualized salary on the effective date of the participant’s participation in the program. As of the effective date of the LTIP, the annualized salary of Dr. Truchard, Messrs. Davern, Dehne, Zogas and Graff were respectively, $200,000, $240,000, $225,000, $230,000 and $195,000.

(2)	If the Company achieves a 20% CAGR and 18% average operating profit during the performance period, then a cash bonus equal to the participant’s base salary is earned. If the Company achieves a 30% CAGR and 18% average operating profit during the performance period, then a cash bonus equal to twice the participant’s base salary is earned. If the Company achieves 40% CAGR and 18% average operating profit during the performance period, then a cash bonus equal to three times the participant’s base salary is earned.

(3)	If the Company achieves 40% CAGR and 20% average operating profit during the performance period, then a cash bonus equal to 333% of the participant’s base salary is earned, which is the maximum amount that may be earned under the LTIP.

Compensation Committee Interlocks and Insider Participation

        In 2005, the Compensation Committee consisted of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein, and Duy-Loan T. Le. The Company believes that each member of the Compensation Committee meets the independence requirements set forth in the Nasdaq listing standards. The Compensation Committee generally seeks input from Dr. Truchard when discussing the performance of, and compensation levels for the executive officers other than himself. Dr. Truchard does not participate in deliberations relating to his own compensation. Dr. Truchard may participate in the deliberations of the Compensation Committee with respect to the Amended and Restated 1994 Incentive Plan, Employee Stock Purchase Plan and the 2005 Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that:

o	Raymond C. Almgren filed one late Form 4 with respect to two transactions; and

o	Timothy R. Dehne filed one late Form 4 with respect to four transactions and one late Form 4 with respect to one transaction.

Performance Graph

        The following graph compares the cumulative total return to stockholders of the Company’s common stock from December 31, 2000 to December 31, 2005 to the cumulative total return over such period of the (i) Nasdaq Composite Index and (ii) Russell 2000 Index. The graph assumes that $100 was invested on December 31, 2000 in the Company’s common stock and in each of the other two indices and the reinvestment of all dividends, if any. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
National Instruments	100	77	67	94	85	101
Nasdaq	100	79	54	81	88	89
Russell	100	101	79	115	135	139

        The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements.

Equity Compensation Plans Information

        The number of shares issuable upon exercise of outstanding options and restricted stock units granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under the Company’s equity compensation plans as of December 31, 2005 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or restricted stock units		Weighted-average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	9,276,538	(1)	$21.0454	5,640,842	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	9,276,538		$21.0454	5,640,842

(1)	Includes 8,478,233 shares to be issued upon exercise of outstanding options and 798,305 shares to be issued upon vesting of outstanding restricted stock units.

(2)	Includes 4,277,992 shares available for future issuance under the Company’s 2005 Incentive Plan and 1,362,850 shares available for future issuance under the Company’s Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

        During 2005, the Company had no related party transactions within the meaning of applicable SEC rules.

Report of the Compensation Committee Regarding Executive Compensation*

        The Compensation Committee, composed of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein and Duy-Loan T. Le, is responsible for determining the compensation programs and levels of pay for the Company’s executive officers. The Compensation Committee also advises management on pay programs and levels for other employees. The Compensation Committee utilizes independent survey data for analyses of competitive industry pay levels and practices, and to guide the Compensation Committee on appropriate pay levels for the Company.

        Compensation Philosophy and Objectives. The Company’s basic philosophy is to align executive compensation with increases in stockholder value through growth in sales and operating profits. Primarily, this is accomplished through the use of equity compensation, which provides long-term compensation related to changes in stockholder value, and profit sharing. In addition, the Company believes it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing equity awards to a broad base of full-time, exempt domestic employees and international employees, and through cash incentives, through which both executive and other employees receive cash bonuses based on company-wide financial goals.

        Executive Compensation Programs. The Company’s executive compensation programs consist of three principal elements: base salary, cash bonus and equity compensation. The Company emphasizes incentive compensation in the form of equity incentives and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Committee sets the annual base salary for executives. Prior to making its determination, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and general industry pay practices. In making its determinations, the Committee does not utilize any particular indices or formulae to arrive at each executive’s recommended pay level.

        For many years, the Company has maintained a cash bonus plan under which executive officers participate. In recent years, this plan provided for a target incentive to be paid based on achieving pre-determined levels of revenue growth and profitability. For fiscal 2005, 2004 and 2003, these goals were 40% revenue growth and 18% operating profit as a percent of revenue, the same goals as for all other employees. At the end of each year, actual results for the Company are compared to these targets and executive bonuses are based on actual Company performance in relation to these factors. If there is no growth or no profitability, no cash bonuses are payable to executive officers under this cash bonus plan. Individual performance is not considered in determining the bonus of individual officers for the cash bonus program.

        In 1999, the Company authorized a discretionary cash bonus program for executives and other employees. As a result, Company employees (including executives) are eligible to receive the discretionary cash bonus based upon individual performance. In addition, the Senior Vice President, Sales and Marketing is eligible for a separate company sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

        In addition, in 2004 the Company established a long-term incentive program for officers and business and technology fellows. The incentive bonuses under this program are defined as a percentage of a participant’s annualized salary (and, in the case of the Company’s Senior Vice President, Sales and Marketing, targeted commission) on the effective date of the participant’s participation in the program based upon the compound annual revenue growth rate (“CAGR”) and average operating profit of the Company during the performance period. However, no bonus will be paid out under the program if either the CAGR or operating profit of the Company during the performance period is less than 10%. The performance period of the program is five years through December 31, 2008.

        In 2005, the Company established the Annual Incentive Program (“AIP”). The AIP provides for the payment of cash bonuses to Company’s executive officers (excluding the Chief Executive Officer) based upon the attainment of certain performance criteria established by the Compensation Committee. The objectives of the AIP are to motivate and reward the Company’s key executives to produce results that increase stockholder value. The incentive cash bonuses awarded under this program are calculated based upon the objectives set for each participant with a maximum of 30% of the Participant’s salary (or, in the case of the Senior Vice President of Sales, salary plus targeted commission) for Senior Vice Presidents and a maximum 20% for Vice Presidents and Business and Technology Fellows of the Participant’s salary. At the end of the calendar year, the Compensation Committee in consultation with the Chief Executive Officer will determine whether the objectives of each individual participant were met and thereafter will determine the amount of the payment (if any) to made to each participant under the plan.

        Total compensation for executive officers also includes long-term incentives in the form of equity compensation. Beginning in 2005, the Company utilized restricted stock units as the principal equity compensation incentive. Restricted stock units to executive officers and other employees vest over a period of five years or ten years, subject to acceleration based on Company performance. The Compensation Committee believes that equity compensation is instrumental in promoting the alignment of long-term interests between the Company’s executive officers and stockholders. In determining the amount of equity awards, the Compensation Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. The long-term value realized by executives through equity awards can be directly linked to the enhancement of stockholder value.

        Chief Executive Officer Compensation. While the Compensation Committee was highly pleased with Dr. Truchard’s performance in 2005, the Chief Executive Officer’s base salary was not changed in 2005. During 2005, Dr. Truchard received no restricted stock units. Based on the same formula applied to other executive officers, Dr. Truchard received a bonus for 2005. Dr. Truchard is the Company’s largest stockholder with an ownership of approximately 23% of the Company’s stock.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 2005 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

Respectfully Submitted, R. Gary Daniels Ben G. Streetman Charles J. Roesslein Duy-Loan T. Le

        * The foregoing Report of the Compensation Committee Regarding Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by express reference therein.

Report of the Audit Committee*

        The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq listing standards.

        Management is responsible for National Instruments’ internal controls and the financial reporting process. National Instruments’ independent registered public accounting firm is responsible for performing an independent audit of National Instruments’ consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the effectiveness of the Company’s internal control over financial reporting and managements’ assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

        The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met 11 times during fiscal 2005 to carry out its responsibilities. The Audit Committee regularly meets privately with the Company’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter.

        As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the Company’s quarterly and audited fiscal year financial statements, including a review of National Instruments’ Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has also received the written disclosures from PricewaterhouseCoopers LLP and Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP and Ernst & Young LLP with each firm. The Audit Committee has implemented a procedure to monitor the independence of the Company’s independent registered public accounting firm.

        Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Instruments’ Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC.

AUDIT COMMITTEE Donald M. Carlton, Chairman Ben G. Streetman R. Gary Daniels Charles J. Roesslein

* The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by express reference therein.

Independent Public Accountants

        In June 2005, Ernst & Young LLP (“E&Y”) was appointed as the Company’s independent registered public accounting firm. A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

        On June 9, 2005, the Company dismissed PricewaterhouseCoopers, LLP (“PWC”) as the Company’s independent registered public accounting firm. The decision to dismiss PWC was approved by the Audit Committee of the Board of Directors of the Company. The reports of PWC on the financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through June 9, 2005, there had been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in its reports on the financial statements of the Company for such years. During the years ended December 31, 2004 and 2003 and through June 9, 2005, there had been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company furnished a copy of the above disclosures to PWC and requested that PWC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above disclosures. A copy of such letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed on June 15, 2005 and is incorporated herein by reference.

        On June 15, 2005, the Company engaged E&Y as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005 and to review the financial statements to be included in the Company’s quarterly reports on Form 10-Q for the quarters ending June 30, 2005 and September 30, 2005. Prior to the engagement of E&Y, neither the Company nor anyone on behalf of the Company consulted with E&Y during the Company’s two most recent fiscal years and through June 9, 2005, in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Audit Fees

        The aggregate fees billed for professional services rendered for the integrated audits of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of the Company’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $754,000 and $1,247,000, respectively.

Audit-Related Fees

        The aggregate fees billed for other audit-related services were $20,000 and $32,000 in 2005 and 2004, respectively. The services rendered related to the audit of the Company’s benefit plans. $20,000 of the 2004 year audit-related fees were attributable to services relating to a reply to a SEC comment letter.

Tax Fees

        The aggregate fees billed for professional tax services rendered for 2005 and 2004 were approximately $125,000 and $70,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

        The aggregate fees billed for all other services rendered for 2005 and 2004 were approximately $0 and $32,000, respectively. Included in the fees for 2004 are services relating to the divestiture of certain assets of one of the Company’s German subsidiaries.

        The charter of the Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee the Company’s independent registered public accounting firm. The Audit Committee has not yet undertaken its process of selecting an independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006. The Audit Committee has determined that until such process is completed, E&Y will continue to serve as the Company’s principal independent registered public accounting firm.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee’s policy is to pre-approve all audit and audit-related services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any decisions to the Audit Committee at the next scheduled meeting.

        During 2005, the Audit Committee approved in advance all audit and non-audit services to be provided by PWC and E&Y.

CODE OF ETHICS

        In March 2004, the Company’s Board of Directors adopted a Code of Ethics (“Code”) that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code incorporated several corporate policies which had been in effect since 1994. The Code is available on the Company’s website at http://www.ni.com/nati/corporategovernance/code_of_ethics.htm. The Company intends to disclose future amendments to provisions of the Code, or waivers of such provisions granted to executive officers, on the Company’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS David G. Hugley Secretary

Austin, Texas
April 3, 2006

PROXY

NATIONAL INSTRUMENTS CORPORATION

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2006, and the 2005 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 9, 2006 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NATIONAL INSTRUMENTS CORPORATION 11500 N. MOPAC EXPRESSWAY BUILDING B ATTN: LEGAL DEPT. AUSTIN, TEXAS 78759

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AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	21 28

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123,456,789,012.00000
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NATIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL INSTRUMENTS CORPORATION
03 0000000000 214748609210
Vote On Directors

1. Election of Directors. Nominees: 01) Ben G. Streeman 02) R. Gary Daniels 03) Duy-Loan T. Le	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	☐	☐	☐

And to transact such other business, in their discretion, as may properly come before the meeting or any adjournment thereof.

For comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this
meeting.

Please sign exactly as name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

		Yes ☐	No ☐	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012
636518102

Signature [PLEASE SIGN WITHIN BOX]	Date	P08043	Signature (Joint Owners)	Date	28